Exhibit 99.1
VIA PHARMACEUTICALS RECEIVES DELISTING NOTIFICATION FROM NASDAQ
San Francisco, CA, December 29, 2009 — VIA Pharmaceuticals, Inc. (NASDAQ: VIAP), a biotechnology company focused on the development of compounds for the treatment of cardiovascular and metabolic disease, today announced that on December 29, 2009, it received a written notice from the listing qualifications staff of the NASDAQ Stock Market (“NASDAQ”) informing the Company that trading of the Company’s common stock would be suspended prior to the open of business on January 4, 2010 and that NASDAQ would initiate procedures to delist the Company’s common stock. The Company had notified NASDAQ on December 23, 2009 that the Company would be unable to comply with NASDAQ listing rule 5550(b), which requires a minimum stockholders’ equity requirement of $2.5 million, and NASDAQ listing rule 5605, which requires, among other things, that the Company’s board of directors be comprised of at least a majority of independent directors and that the Company’s audit committee be comprised of at least three independent directors. The Company does not intend to appeal the determination of NASDAQ with respect to the delisting of its common stock.
Following the delisting of the Company’s common stock, the Company expects to be eligible for quotation on the OTC Bulletin Board (“OTCBB”), a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. However, quotation on the OTCBB will depend on whether one or more market makers will apply and be cleared by the Financial Industry Regulatory Authority to quote the Company’s common stock on the OTCBB. No assurance can be provided that market makers currently making a market in the Company’s common stock will continue to make a market in the Company’s common stock or that the Company’s common stock will continue to be eligible for quotation on the OTCBB. The Company will make every effort to ensure the Company’s common stock will be eligible for quotation on the OTCBB on January 4, 2010, but no assurance can be provided. If the Company’s common stock is not quoted on the OTCBB beginning on January 4, 2010, the Company believes that active market makers in the Company’s common stock will be eligible under a “piggyback qualification” to trade the Company’s common stock on the Pink Sheets, a real-time quotation service maintained by Pink Sheets LLC, beginning on January 4, 2010. The transition to the over-the-counter markets does not affect the Company’s business operations and will not change its SEC reporting requirements.
About VIA Pharmaceuticals, Inc.
VIA Pharmaceuticals, Inc. is a biotechnology company focused on the development of compounds for the treatment of cardiovascular and metabolic disease. VIA’s lead candidate, VIA-2291, targets a significant unmet medical need: reducing inflammation in plaque, which is an underlying cause of atherosclerosis and its complications, including heart attack and stroke. In addition, VIA’s pipeline of drug candidates includes other compounds to address other underlying causes of cardiovascular disease: high cholesterol, diabetes and inflammation. For more information, visit: http://www.viapharmaceuticals.com.

Forward Looking Statements
This press release may contain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or to VIA’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause VIA’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond VIA’s control and which could materially affect actual results, levels of activity, performance or achievements.
Factors that may cause actual results to differ materially from current expectations include, but are not limited to:
•	our ability to find a market maker to apply and be cleared by the Financial Industry Regulatory Authority to quote our common stock on the OTC Bulletin Board;

•	ability and willingness of active market makers in our common stock to trade our common stock on the Pink Sheets under a “piggyback qualification”;

•
our ability to obtain necessary financing in the near term, including amounts necessary to repay the loan from Bay City Capital by the February 28, 2010 maturity date (or earlier if certain repayment acceleration provisions are triggered);

•	our ability to control our operating expenses;

•	our ability to comply with covenants included in the loan from Bay City Capital;

•	our ability to timely recruit and enroll patients in any future clinical trials;

•	our failure to obtain sufficient data from enrolled patients that can be used to evaluate VIA-2291, thereby impairing the validity or statistical significance of our clinical trials;

•	our ability to successfully complete our clinical trials of VIA-2291 on expected timetables and the outcomes of such clinical trials;

•
complexities in designing and implementing cardiometabolic clinical trials using surrogate endpoints in Phase 1 and Phase 2 clinical trials which may differ from the ultimate endpoints required for registration of a candidate drug;

•	the results of our clinical trials, including without limitation, with respect to the safety and efficacy of VIA-2291;

•	if the results of the ACS and CEA studies, upon further review and analysis, are revised, interpreted differently by regulatory authorities or negated by later stage clinical trials;

•	our ability to obtain necessary FDA approvals, including to initiate future clinical trials of VIA-2291;

•	our ability to successfully commercialize VIA-2291;

•	our ability to identify potential clinical candidates from the family of DGAT1 compounds licensed and move them into preclinical development;

•	our ability to obtain and protect our intellectual property related to our product candidates;

•	our potential for future growth and the development of our product pipeline, including the THR beta agonist candidate and the other compounds licensed from Roche;

•	our ability to obtain strategic opportunities to partner and collaborate with large biotechnology or pharmaceutical companies to further develop VIA-2291;

•	our ability to form and maintain collaborative relationships to develop and commercialize our product candidates;

•	general economic and business conditions; and

•
the other risks described under Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as supplemented by the risks described under Item 1A “Risk Factors” in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009, and September 30, 2009, each on file with the SEC.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made, and VIA undertakes no obligation to update publicly any of these statements in light of new information or future events.
Contact Information:
VIA Pharmaceuticals, Inc.
James G. Stewart
Senior Vice President and Chief Financial Officer
415-283-2204
###